Exhibit 4.2

EXECUTION VERSION

FOURTH AMENDMENT TO RECEIVABLES SALE AGREEMENT

This FOURTH AMENDMENT TO RECEIVABLES SALE AGREEMENT, dated as of May 21, 2008 (this “Amendment”), is entered into among: (i) GE MONEY BANK, a federal savings bank (“Seller”); and (ii) RFS HOLDING, L.L.C., a Delaware limited liability company (“Buyer”).

BACKGROUND

1.             Seller and Buyer are parties to the Receivables Sale Agreement, dated as of June 27, 2003, between GE Money Bank, as seller, and RFS Holding, L.L.C., as buyer, as amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, by and among Buyer, Seller, RFS Funding Trust, GE Capital Credit Card Master Note Trust, Deutsche Bank Trust Company Delaware, RFS Holding, Inc. and Deutsche Bank Trust Company Americas, and as further amended by the RSA Assumption Agreement and Second Amendment to Receivables Sale Agreement, dated as of February 7, 2005, by and between Buyer and Seller and as further amended by the Third Amendment to the Receivables Sale Agreement, dated as of December 21, 2006, by and between Buyer and Seller (the “Receivables Sale Agreement”).

2.             Buyer and Seller desire to amend the Receivables Sale Agreement as set forth herein.

AMENDMENTS

The parties hereto agree as follows:

SECTION 1.  DEFINITIONS.  As used herein, (a) capitalized terms which are defined in the preamble hereto shall have the meanings as so defined, and (b) capitalized terms not so defined shall have the meanings set forth in the Receivables Sale Agreement as amended hereby.

SECTION 2.  AMENDMENTS TO RECEIVABLES SALE AGREEMENT.  The Receivables Sale Agreement shall be amended as follows:

(a)           Section 2.1(c) of the Receivables Sale Agreement is deleted in its entirety and replaced with the following:

“(c)  For as long as GE Capital acts as Servicer and Seller continues to act as a Sub-Servicer, Buyer shall be allocated Recoveries for each Monthly Period as follows:  separately for each Retailer, the Average Recovery Price Ratio for such Retailer multiplied by the aggregate Outstanding Balance (immediately prior to charge-off) of Principal Receivables in that Retailer’s program that became Charged-Off Receivables during such Monthly Period.  At or before the first time that any accounts relating to a Dual Card Program are designated as Additional Accounts, Buyer and Seller shall agree whether the foregoing calculation will be performed separately for the Accounts in that Dual Card Program and for Accounts in the related Private Label Program.”

                                (b)           A new Section 2.7(d) shall be added to the Receivables Sale Agreement as follows:

                                                                                                                “(d)         Notwithstanding anything to the contrary in this Agreement, Seller and Buyer may agree, pursuant to the execution of an agreement substantially in the form of Exhibit F attached hereto, that all Accounts that were originated under the CareCredit Consumer Revolving Credit Card Plan Agreement, between CareCredit LLC and Seller, dated as of October 26, 1995, and amended and restated as of October 26, 2001, that have been designated as “Removed Accounts” according to the terms of the Transfer Agreement will be Removed Accounts pursuant to this Agreement.  The conditions described in Section 2.7(a) shall not apply to a designation of Removed Accounts pursuant to this Section 2.7(d).  Seller and Buyer hereby agree that the Buyer’s right, title and interest in, to and under the Transferred Receivables in such Removed Accounts, together with the Related Security and Collections with respect thereto, will not be reassigned by Buyer to Seller or its designee unless so provided in a separate agreement between Seller and Buyer.”

                                (c)           A new Exhibit F shall be added to the Receivables Sale Agreement as attached to this Amendment as Schedule I.

SECTION 3.  EFFECTIVENESS.  Sections 2(b) and 2(c) shall become effective as of the date first written above and Section 2(a) shall before effective on May 22, 2008; provided that (i) Buyer and Seller shall have executed a counterpart of this Amendment and (ii) Seller shall have delivered to Buyer an Opinion of Counsel to the effect specified in Exhibit C of the Receivables Sale Agreement, as such Exhibit is amended hereby.

SECTION 4.  BINDING EFFECT; RATIFICATION.  (a)    On and after the execution and delivery hereof, (i) this Amendment shall be a part of the Receivables Sale Agreement and (ii) each reference in the Receivables Sale Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Receivables Sale Agreement, shall mean and be a reference to such Receivables Sale Agreement as amended hereby.

(b)           Except as expressly amended hereby, the Receivables Sale Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5.  GOVERNING LAW. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

SECTION 6.  HEADINGS. Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

SECTION 7.  COUNTERPARTS.   This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Amendment by their respective officers thereunto duly authorized as of the date first above written.

GE MONEY BANK

By:	/s/ Brent P. Wallace
	Name:	Brent P. Wallace
	Title:	President and Chief Executive Officer

RFS HOLDING, L.L.C.

By:	/s/ Ravi Ramanujam
	Name:	Ravi Ramanujam
	Title:	Vice President

SCHEDULE I TO FOURTH AMENDMENT TO RECEIVABLES SALE AGREEMENT

EXHIBIT F

FORM OF DESIGNATION OF REMOVED ACCOUNTS

(As required by Section 2.7 of the Sale Agreement)

DESIGNATION OF REMOVED ACCOUNTS dated as of [                  ] (this “Agreement”) by and among GE MONEY BANK, a federal savings bank organized under the laws of the United States, as Seller (the “Seller”), and RFS HOLDING, L.L.C. (the “Buyer”), pursuant to the Sale Agreement referred to below.

WITNESSETH:

WHEREAS Seller and Buyer are parties to the Receivables Sale Agreement, dated as of June 27, 2003 (as it may be amended and supplemented from time to time the “Sale Agreement”); and

WHEREAS pursuant to the Sale Agreement, Seller and Buyer wish to treat all Accounts that were originated under the CareCredit Consumer Revolving Credit Card Plan Agreement, between CareCredit LLC and Seller, dated as of October 26, 1995, and amended and restated as of October 26, 2001, as “Removed Accounts” under the Sale Agreement;

NOW, THEREFORE, Seller and Buyer hereby agree as follows:

1.             Defined Terms.  All terms defined in the Sale Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Date” means, with respect to the Removed Accounts designated hereby,                       ,         .

“Removed Accounts” means the Accounts listed on Schedule 1 to this Agreement.

2.             Designation of Removed Accounts.  Schedule 1 to this Agreement lists the Removed Accounts.  Schedule 1 to this Agreement, as of the Removal Date, shall supplement Schedule 1 to the Sale Agreement as required by Section 2.1(b) of the Sale Agreement.

3.             No Reassignment.  Seller and Buyer hereby agree that the Buyer’s right, title and interest in, to and under the Transferred Receivables then existing and thereafter created in such Removed Accounts, together with the Related Security and Collections with respect thereto, are not being reassigned to Seller pursuant to this Agreement.

4.             Representations and Warranties of Seller.  Seller hereby represents and warrants to Buyer as of the Removal Date:

(a)           Legal Valid and Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

(b)           List of Removed Accounts.  The list of Removed Accounts attached hereto as Schedule 1, is an accurate and complete listing in all material respects of all the Accounts as of the Removal Date.

5.             Amendment of the Sale Agreement. The Sale Agreement is hereby amended to provide that all references therein to “this Agreement” and “herein” shall be deemed from and after the Removal Date to be a dual reference to the Sale Agreement as supplemented by this Agreement.  Except as expressly amended hereby, all of the representations, warranties, terms and covenants and conditions of the Sale Agreement shall remain unamended and shall continue to be and shall remain in full force and effect in accordance with its terms.

6.             Counterparts.  This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

7.             GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the undersigned have caused this Designation of Removed Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

GE MONEY BANK, Seller

By:
Name:
Title:

RFS HOLDING, L.L.C., Buyer

By:
Name:
Title:

SCHEDULE 1

LIST OF REMOVED ACCOUNTS